                                                                    EXHIBIT 12.1

                          COINMACH LAUNDRY CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)





                                          SIX MONTHS
                                          TRANSITION        APRIL 5, 1995
                                         PERIOD ENDED            TO
                                        MARCH 29, 1996   SEPTEMBER 29, 1995
                                        ---------------  -------------------

Loss before income taxes
  and extraordinary item                       $(2,523)             $(6,116)

Fixed charges                                   12,410               12,198
                                               -------              -------

  Earnings as adjusted                         $ 9,887              $ 6,082
                                               =======              =======

Fixed charges:
  Interest expense                             $11,999              $11,818

  Portion of operating lease rentals
  representative of interest factor                411                  380
                                               -------              -------

  Fixed charges                                $12,410              $12,198
                                               =======              =======
Ratio of earnings to fixed charges               (B)                  (B)


- ----------------------------


(A) For the purpose of computing the ratio of earnings to fixed charges, "earnings" include loss before income taxes and extraordinary items plus fixed charges. "Fixed Charges" include interest expense, amortization expense relating to issuance of indebtedness and such portion of operating lease rentals estimated to represent the interest factor of such rentals.

(B) Earnings do not cover fixed charges during these periods by the following amounts:

          Six month transition period ended March 29, 1996        $2,523
          April 5, 1995 to September 29, 1995                      6,116

                            THE COINMACH CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)







                                           SUCCESSOR                             PREDECESSOR
                                          TWO MONTHS    ONE MONTH     ------------------------------------------------
                                             ENDED        ENDED           YEARS ENDED DECEMBER 31,
                                           MARCH 31,   JANUARY 31,    ------------------------------------------------
                                             1995          1995           1994        1993        1992         1991
                                          ----------- -------------     ---------  ----------  -----------  ----------

Loss before income taxes and
  extraordinary gain                          (1,153)         ($175)     ($5,675)   ($12,281)    ($13,031)   ($13,630)

Fixed charges                                    804            413        4,226      10,709        9,775      10,212
                                             -------         ------     --------   ---------   ----------   ---------

  Earnings as adjusted                       $   349         $  238      ($1,449)    ($1,572)     ($3,256)    ($3,418)
                                             =======         ======     ========   =========   ==========   =========

Fixed charges:
  Interest expense                           $   774         $  395     $  4,012   $  10,509   $    9,573   $   9,990

Portion of operating lease rentals
  representative of interest factor               30             18          214         200          202         222
                                             -------         ------     --------   ---------   ----------   ---------

Fixed charges                                $   804         $  413     $  4,226   $  10,709   $    9,775   $  10,212
                                             =======         ======     ========   =========   ==========   =========
Ratio of earnings to fixed charges            (B)             (B)          (B)         (B)          (B)         (B)


(A) For the purpose of computing the ratio of earnings to fixed charges, "earnings" include loss before income taxes and extraordinary items plus fixed charges. "Fixed Charges" include interest expense, amortization expense relating to issuance of indebtedness and such portion of operating lease rentals estimated to represent the interest factor of such rentals.

(B) Earnings do not cover fixed charges during these periods by the following amounts:

          Two months ended March 31, 1995     $ 1,153
          One month ended January 31, 1995        175
          Year ended December 31, 1994          5,675
          Year ended December 31, 1993          2,281
          Year ended December 31, 1992         13,031
          Year ended December 31, 1991         13,630

                     COINMACH CORPORATION AND SUBSIDIARIES
                   (FORMERLY SOLON AUTOMATED SERVICES, INC.)
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                      Predecessor
                                         ------------------------------------------------------------------------------
                                                                                   Fiscal Year Ended
                                                               --------------------------------------------------------

                                          October 1, 1994      September 30,    October 1,   October 2,   September 27,
                                         to April 4, 1995        1994              1993         1992          1991
                                         ----------------      ------------     -----------  -----------  -------------

Income (loss) before income taxes and
  extraordinary items                           $(1,729)          $(4,156)         $(3,563)     $(2,554)        $    64

Fixed charges                                     9,197            18,631           18,043       16,423          16,457
                                                -------           -------          -------      -------         -------

Earnings as adjusted                            $ 7,468           $14,475          $14,480      $13,869         $16,521
                                                =======           =======          =======      =======         =======

Fixed charges:
  Interest expense                              $ 8,928           $18,105          $17,453      $15,857         $15,888

Portion of operating lease rentals
  representative of interest factor                 269               526              590          566             569
                                                -------           -------          -------      -------         -------

  Fixed charges                                 $ 9,197           $18,631          $18,043      $16,423         $16,457
                                                =======           =======          =======      =======         =======
Ratio of earnings to fixed charges                (B)               (B)              (B)          (B)            1.00X


(A) For the purpose of computing the ratio of earnings to fixed charges, "earnings" include income (loss) before income taxes and extraordinary items plus fixed charges. "Fixed Charges" include interest expense, amortization expense relating to issuance of indebtedness and such portion of operating lease rentals estimated to represent the interest factor of such rentals.

(B) Earnings do not cover fixed charges during these periods by the following amounts:

          October 1, 1994 to April 4, 1995    1,729
          Fiscal 1994                         4,156
          Fiscal 1993                         3,563
          Fiscal 1992                         2,554